NUMED FILES FOR VOLUNTARY CHAPTER 11 PROTECTION

    Company Continues Businesses While Seeking Bankruptcy Court Protection

Company Has Entered Into Letter of Intent Concerning Possible Sale of Principal Businesses

      Clearwater, FL, November 2, 2000 -- NuMED Home Health Care, Inc., a Nevada corporation ("NuMED" or the "Company") today announced that it and its eight wholly owned subsidiaries (collectively, the "Companies") filed voluntary Petitions for relief under Chapter 11 of the United States Bankruptcy Code, on November 1, 2000. The filings were made in the U.S. Bankruptcy Court for the Middle District of Florida, located in Tampa. NuMED and its subsidiaries are continuing operations as debtors in possession while they seek approval of a plan or plans of reorganization.

      "Due to our ongoing liquidity problems, we have found it necessary to seek the protection of filing for Chapter 11 status while we explore various restructuring opportunities and strategic alternatives, including a serious pursuit of a possible sale of the businesses of the Companies," said Susan J. Carmichael, chief executive officer and president. In this regard the Company also announced that it has signed a letter of intent to pursue a sale of substantially all of the assets of the Companies or the stock of its subsidiaries [to a local investor] and to secure debtor-in-possession financing from such investor pending the negotiation and consummation of the possible sale, all of which would be subject to bankruptcy court approval.

      "Chapter 11 should progress behind the scenes in the corporate offices and will allow our home health services and contract staffing activities to continue uninterrupted in the manner expected by those patients and health care providers who utilize our services. We appreciate the support of our employees, vendors, clients and the public as we work through this challenging time," Carmichael added.

     The Company's subsidiaries include Whole Person Home Health Care of Florida, Inc., a Florida Corporation, d/b/a Total Professional Health Care; Silver Moves, Inc., a Florida corporation, d/b/a Florida Nursing Services; Countryside Health Services, Inc., a Florida corporation; Whole Person Home Health Care, Inc., a Pennsylvania corporation; Pennsylvania Medical Concepts, Inc., a Pennsylvania corporation; Whole Person Home Health Care of Ohio, Inc., an Ohio corporation; Parke Home Health Care, Inc., an Ohio corporation; and NuMED Rehabilitation, Inc., a Florida corporation.

      Additionally, the Company announced that two of its directors, Richard Osborne and Michael Gorman, have resigned from the board, effective as of October 25, 2000.

      NuMED is in the business of providing health care management services to home health care providers, primarily through the operation of its subsidiaries. The subsidiaries are in the business of providing home health care related services to private patients, commercially insured patients and Medicare and Medicaid patients located in the vicinity of the respective offices of the subsidiaries. In addition, the subsidiaries provide temporary staffing of nursing personnel and contract staffing


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of physical, occupational, language and speech therapists to health care facilities in Florida, Ohio and Pennsylvania.

      Forward Looking Statements

      This release may contain forward-looking statements, which reflect the current views of the Company with respect to certain events that could have an effect on the Company's future financial performance. These statements include the words "expects", "believe", and similar expressions. Any such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those currently anticipated.

      These risks and uncertainties include, but are not limited to competitive factors, customer relations, the integration of operations resulting from acquisitions, the risk of obsolescence of the Company's products, relationships with suppliers, the risk of adverse regulatory action affecting the Company's business or the business of the Company's customers, changes in the international business climate, product introduction and market acceptance, general economic conditions, seasonality, changes in industry practices, the outcome of litigation to which the Company is a party, and other uncertainties

      All forward-looking statements included in this document are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statement.